EXHIBIT 10.20
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                        AMENDMENT TO CONSULTING AGREEMENT

This agreement dated November 15, 2004, amends the previous contract entered on 8th day of January, 2004 by and between Sunshine 511 Holdings (herein "Contractor"), located at 101 N. Clematis St., Suite 511, West Palm Beach, FL 33401 and ZAP herein ("ZAP") located at 501 Fourth Street, Santa Rosa, CA 95401.

In consideration of the mutual promise contained herein and on the terms and conditions hereinafter set forth, Contractor and ZAP agree as follows.

1.   CONSULTING SERVICES:
Contractor hereby agrees to assist in the following consulting services to ZAP on an ongoing basis. These services include:
a) Help to set up new investor relations department and advise on ongoing operations which includes finding employees, advising on dealing with institutions.
b) Negotiating and choosing conferences for ZAP to attend to continue to brand the ZAP name, in addition to initiating sales.
c) Help with programming and design of ZAP website. Establish and advise on Ebay sales center and customer support department.
d) Initiate contact and negotiate terms with banks for short and long term financing opportunities.
e) Establish strategic relationships with various financial institutions and sales organization.

NOTE: Since services were not 100% completed, contractor hereby agrees to extend their services. Should that class of warrants extend, so shall the agreement.

2.   DURATION OF PROFILE:
Extending services from February 21, 2005 thru July 1, 2007

3.   TERM OF AGREEMENT:
The term of agreement shall commence on the date of signed and delivered contract and shall terminate upon completion of services. Faxed copies of agreement shall constitute actual binding documentation of contract.

4.   COMPENSATION:
In full consideration of the services contained within this agreement, ZAP agrees to compensate 1,000,000 K-2 Restricted Warrants and 2,000,000 B-2 Restricted Warrants. The value of services will total $2,000,000.

5. Disclaimer of Responsibility Acts of the Client. Contractor must fully disclose compensation, and potential conflicts on interest to public, in accordance with the Securities Act of 1933, section 17 (b).

6.   INDEMNIFICATION:
Each party agrees to indemnify, hold harmless and defend the other party from and against all liabilities, obligations, losses, claims, lawsuits, damages, injuries, costs, expenses, and other detriments whatsoever, including without limitation, all consequential damages and attorneys' fees, arising out of or incident to the performance of this Agreement by such indemnifying party or its agents of its duties, obligations, or rights hereunder. The indemnities and assumptions of liabilities and obligations herein provided shall continue in full force and effect nothwithstanding the expiration of this Agreement.

7.   ENTIRE AGREEMENT:
This agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between parties.

DATED: November 15, 2004

BY:
SUNSHINE 511 HOLDINGS

/s/ Andewr Schneider
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ANDREW SCHNEIDER

/s/ Evan Rapoport
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EVAN RAPOPORT

/s/ Renay Cude
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RENAY CUDE
CORPORATE SECRETARY FOR ZAP